Exhibit 10.4

CONSULTING SERVICES AGREEMENT

Amended September 13, 2024

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of August 2, 2024 by and between MEI Pharma, Inc. (the “Company”), and Dr. Richard Ghalie (“Consultant”).

AGREEMENT

WHEREAS, the Company wishes to obtain the services of Consultant, and Consultant wishes to provide such services, subject to the terms and condition of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, the Company and Consultant hereby agree as follows:

1.
Services to be Provided. Each party acknowledges that nothing in this Agreement is intended to alter any provision of the Letter Agreement by and between Consultant and the Company dated January 16, 2024 or any severance benefits payable thereunder with respect to employment with the Company. During the Term (as defined below) of this Agreement, Consultant shall perform for the Company the services described on Exhibit A attached hereto and made a part hereof as an independent contractor (the “Services”).
2.
Term. The term of this Agreement shall commence on August 2, 2024, and shall continue thereafter until June 30, 2025, or until terminated earlier by either party as described below (the “Term”).
3.
Compensation; No Benefits.
a.
As compensation for Consultant’s performance of the Services to be performed under this Agreement, the Company shall pay Consultant the amounts specified in Exhibit A attached hereto, in accordance with the schedule set forth on Exhibit A. The Company shall reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant during the Term in conjunction with providing such Services in accordance with the Company’s expense reimbursement policy; provided that such expenses are pre-approved by the Interim Chief Executive Officer of the Company.
b.
Consultant is not an employee of the Company and will not be entitled to participate in or receive any benefits as an employee of the Company under any Company employee benefit plans, including, without limitation, employee health, life, disability or other insurance, pension, or savings plans, as a result of entering into this Agreement.
4.
Independent Contractor; Performance.
a.
For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee, or representative of the Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party. Consultant shall be solely responsible for all taxes arising with respect to this Agreement, including without limitation any income and

Exhibit 10.4

self-employment taxes. The parties agree that the Company shall not withhold any amounts for taxes or pay any of the taxes or fees contemplated in the preceding sentence in connection with your Services to the Company. The Company will report all compensation income under this Agreement on a Form 1099.
b.
Consultant shall exercise reasonable skill and care in providing the Services hereunder, and shall perform the Services in a professional manner, consistent with industry standards. Consultant shall provide the Services to the Company at such times and in such manner as reasonably requested by the Board of Directors (“Board”) or Interim Chief Executive Officer of the Company or their designee.
5.
Confidentiality; Non-Disclosure. Consultant shall not at any time, during the Term or thereafter, directly or indirectly disclose or reveal to any person or entity any Confidential Information of the Company or of any third parties which the Company is under an obligation to keep confidential, except to the Company or as otherwise authorized by the Company in writing. The term “Confidential Information” shall mean all information concerning the business or other affairs of the Company or its customers and shall include, without limitation, all trade secrets and other information received from third parties and required to be held in confidence by the Company, all non-public information relating to existing and potential customers, markets, contracts, prices, products, personnel, strategies, policies, systems, procedures, technologies, works, business methods or other methods, know-how, information, data, financial information, processes, trade secrets, inventions, developments, applications and any other information relating to any of the foregoing of the Company. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Consultant or made available to Consultant concerning the Services or the Company shall be included in Confidential Information, shall be the Company’s property and shall be delivered to the Company at any time on request, including upon termination of the Term. Confidential Information also includes the terms of this Agreement. However, Confidential Information shall not include any information that, as of the date of disclosure to Consultant: (i) was generally available to the public through no act or omission of Consultant; (ii) becomes publicly known or made generally available after disclosure by Company to Consultant through no wrongful action or omission by Consultant; or (iii) was independently acquired by Consultant without violating any of Consultant’s obligations under this Agreement. Consultant shall not directly or indirectly, either during or after the Term, use or attempt to use any Confidential Information for any purpose except (and then only during the Term) as may be required for Consultant to perform the Services. The Confidential Information and all material, whether in written, non-written, digital, photographic or any other tangible or intangible format, embodying Confidential Information is acknowledged to be the property of the Company.
6.
Restrictions on Use of Confidential Information.
a.
Consultant understands and acknowledges that Consultant is aware that Confidential Information is or may be material information and that the use of such information may be regulated, restricted or prohibited by applicable laws relating to insider trading or dealing. Moreover, Consultant agrees that Consultant shall not use Confidential Information for trading in the securities of the Company or for any other unlawful purpose.
b.
Nothing in this Agreement restricts or prohibits Consultant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing

Exhibit 10.4

Confidential Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including without limitation the Equal Employment Opportunity Commission, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation.
c.
Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.
7.
Proprietary Information and Works. Consultant understands and acknowledges that Consultant shall continue to be bound by the terms of Consultant’s Employee Proprietary Information and Inventions Agreement dated March 7, 2016, as amended (the “Proprietary Information Agreement”). In addition, Consultant agrees to the following covenants:
a.
The term “Proprietary Information” includes, but is not limited to, the Company’s modes and methods of conducting its business and marketing activities, its trade secrets, customer lists, investor lists, independent consultant lists, partner lists, financial structure and information, inventions, improvements, enhancements, sources of development, technical developments, trademarks, computer programs, know-how, techniques, data, discoveries, copyrightable works, business plans, and other information, ideas, inventions or documents regarding the business or technology of the Company. Without limiting the foregoing, Proprietary Information also includes the Company’s business strategies and proposals, past or future financings, marketing plans and strategies, forecasts, pricing information and strategies, the names, contacts and preferences of past, current and prospective independent consultants and customers, the salaries, duties, qualifications, performance levels, and terms of compensation of employees and consultants, and/or the Company’s actual or anticipated business, research or development. Proprietary Information includes the items set forth above whether or not developed or created by the Company. Proprietary Information is and shall at all times remain the Company’s property. Work (as defined below) owned by or assigned to the Company pursuant to this Agreement shall be considered part of the Proprietary Information.
b.
The term “Work” shall mean any work of authorship, text, writing, art, graphics, web site materials, manuals, documentation, photographs, software, computer code (including both source code and object code), invention, discovery, know-how, idea, trade secret, technique, formula, machine, method, process, product, device, composition, program, design, confidential information, proprietary information, or configuration of any kind.
c.
The term “Consultant Proprietary Information and Work” shall mean any Proprietary Information or Work relating to the Company or otherwise, developed by Consultant, whether or not patentable or copyrightable, that are created, discovered, produced, made, written, developed or conceived by Consultant, alone or with others, at any time while Consultant is engaged by the Company.

Exhibit 10.4

d.
Consultant shall within a reasonable period of time communicate to the Company, in writing, all Consultant Proprietary Information and Work. For the purpose of this Agreement, a reasonable period of time means a period of time that allows the Company to exploit the Consultant Proprietary Information and Work in the existing and reasonably contemplated operation of the Company.
e.
Consultant acknowledges that all Consultant Proprietary Information and Work shall be deemed a work-made-for-hire and shall be the property of the Company. To the extent that any such Consultant Proprietary Information and Work is not, by operation of law or otherwise, deemed to be the property of the Company, Consultant agrees to assign, transfer and convey; hereby assigns, transfers and conveys; and hereby causes the assignment, transference and conveyance, to the Company all right, title and interest in and to all Consultant Proprietary Information and Work for the territory of the United States and its possessions and territories and all foreign countries, as well as complete ownership of all United States and foreign patent applications, including provisionals, non-provisionals, divisions, continuations, continuations-in-part, requests for continued examinations, utility models, PCT applications and designs and any other related United States and foreign applications and equivalents thereof (“Applications”), along with the right to claim priority to such Applications under any treaty relating thereto; all United States and foreign patents, utility models, inventor’s certificates and designs and all equivalents thereof which may be granted for said Applications, including extensions, renewals, reissues and reexamination certificates thereof (“Patents”); trademarks; copyrights; trade secrets and other intellectual property rights which the Company may desire to secure with respect to such Proprietary Information and Work. Consultant further agrees, both during the Term and thereafter, to cooperate with the Company in procuring such Applications, Patents, trademarks, copyrights, trade secrets, and other intellectual property rights, including executing or causing the execution of all assignments and any other documents necessary or incidental to such processes, all without further payment or consideration. Consultant further agrees to protect such Consultant Proprietary Information and Work from disclosure to persons outside the Company, except as the Company shall direct in writing. At the end of the Term, to the extent not already disclosed to the Interim Chief Executive Officer, other senior executives of the Company or appropriate executives as designated by the Company, Consultant agrees to promptly disclose any Consultant Proprietary Information and Works so that the Company may confirm its ownership.
8.
Remedies. Consultant acknowledges that because the Services are personal and unique and Consultant will have access to and has become and will become acquainted with the Confidential Information of the Company, and because any breach by Consultant of any of the restrictive covenants contained in Sections 5 through 7 of this Agreement may result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce Sections 5 through 7 of this Agreement by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the restrictive covenants set forth in Sections 5 through 7 of this Agreement. Consultant agrees that in any action in which the Company seeks injunction, specific performance or other equitable relief, Consultant will not assert or contend that any of the provisions of Sections 5 through 7 are unreasonable or otherwise

Exhibit 10.4

unenforceable. In the event of any breach by Consultant of Sections 5 through 7 of this Agreement, no further payments will be made under this Agreement, and the Term shall immediately terminate.
9.
Termination.
a.
Notwithstanding the provisions of Section 2, (i) the Company or Consultant may terminate the term of this Agreement for any reason upon 30 days’ prior written notice to the other party, and (ii) the Company may terminate the term of this Agreement immediately for Cause, with written notice to Consultant. In the event of any termination of the term of this Agreement, the Company shall be responsible for any portion of the compensation owed to Consultant under Section 3 for any Services rendered prior to the effective date of such termination.
b.
The term “Cause” shall mean Consultant’s (i) fraud or misappropriation of funds with respect to the Company, (ii) material breach of any provision of this Agreement or any other agreement entered into between Consultant and the Company, (iii) indictment or plea of nolo contendre for a felony or a misdemeanor involving moral turpitude, fraud or misrepresentation, (iv) material breach of any applicable Company policy, or (v) negligence in the performance of the Services.
10.
No Conflicting Agreements; Non-Exclusive Engagement.
a.
Consultant represents that Consultant is not a party to any existing agreement which would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with Consultant’s obligations under this Agreement. Subject to the foregoing, Consultant may from time-to-time act as a consultant to, perform professional services for, or enter into agreements similar to this Agreement with other persons or entities without the necessity of obtaining approval from the Company.
b.
The Company may from time to time (i) engage other persons and entities to act as consultants to the Company and perform services for the Company, including services that are similar to the Services, and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from Consultant.
11.
Return of Company Property. Promptly upon the expiration or sooner termination of this Agreement, and earlier if requested by the Company at any time, Consultant shall deliver to the Company (and will not keep in Consultant’s possession or deliver to anyone else) all Confidential Information of the Company and all software, documentation devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Consultant as part of or in connection with the Services or otherwise belonging to the Company. Consultant shall not remove any of the Company property from the Company premises without written authorization from the Company.
12.
Entire Agreement, Amendment and Assignment. This Agreement and the Proprietary Information Agreement are the sole agreements between Consultant and the Company with respect

Exhibit 10.4

to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and the Company. No waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.
13.
Notices. Any notices or other communications required or permitted shall be in writing and address to the Company at its principal corporate offices. Any notices or other communications required or permitted shall be in writing and address to Consultant shall be in writing addressed to Consultant at the current address shown on the Company’s records, or to such other address as Consultant may designate to the Company in writing. Any notice shall be delivered by hand, sent via electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
14.
Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Consultant and the Company. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.
15.
Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.
16.
Survival. The provisions of Sections 5 through 11 and 15 shall survive the termination of this Agreement.
17.
Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the State of California without giving effect to any conflict of laws provisions.

[Signature Page Follows.]

Exhibit 10.4

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

MEI PHARMA, INC.

By: ___________________________

Name: Jay File

Title: Chief Financial Officer

Date:

CONSULTANT

_______________________________

Print Name: Dr. Richard Ghalie

Date:

Exhibit 10.4

Exhibit A

Description of Services; Compensation

1.
Services. Under this Agreement, Consultant will render such services as the Board or the Interim Chief Executive Officer may request to assist the Company in monetizing the Company’s Assets (as defined below) (the “Services”). The term “Assets” means Voruciclib, ME-344, and Zandelisib. All Services must be pre-approved by the Board or the Interim Chief Executive Officer.
2.
Consulting Fees. The compensation for the Services under this Agreement shall be an hourly fee of $475.00. Consultant shall document the hours performed and shall submit an itemized description of the hours in invoices delivered to the Company at least monthly.
3.
Amended Success Fee. Consultant shall receive a lump sum cash payment (a “Success Fee”) equal to 2% of the net proceeds of each Sale of Assets (as defined below), subject to Consultant’s continued service as described below. For purposes of this Agreement, “Sale of Assets” means the completion of the sale or other disposition of any of the Company’s Assets (as defined in Section 1 above) on or before June 30, 2025. In each case, the net proceeds shall be calculated as the aggregate amount received by the Company from the Sale of Assets, including upfront payments and contingent value rights (“CVRs”) in one or more payments, less all consulting fees (excluding any Success Fee) paid to Consultant under this Agreement) (for the asset(s) in question) in connection with the Sale of Assets. Any payment of a Success Fee based on a Sale of Assets shall be contingent on the Consultant continuing to perform services under this Agreement through the closing date of the relevant Sale of Assets (“Closing Date”); provided that if the Company terminates this Agreement without Cause within 30 days before the applicable Closing Date, the Consultant shall remain eligible to receive a Success Fee with respect to the Sale of Assets to which the Closing Date applies. Any Success Fee shall be paid by the Company with 30 days following the applicable Closing Date.